FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND QUARTER RESULTS

EPS up 9.9% to $1.11 excluding restructuring costs

MELVILLE, N.Y. – August 2, 2012 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of healthcare products and services to office-based dental, medical and animal health practitioners, today reported record financial results for the quarter ended June 30, 2012.
Net sales for the second quarter of 2012 were $2.2 billion, an increase of 3.3% compared with the second quarter of 2011.  This consists of 6.5% growth in local currencies and a 3.2% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.6% and acquisition growth was 1.9% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the second quarter of 2012 was $98.1 million or $1.08 per diluted share.  Excluding restructuring costs of $3.4 million pre-tax or $0.03 per diluted share, net income attributable to Henry Schein, Inc. for the second quarter of 2012 was $100.3 million or $1.11 per diluted share, an increase of 6.2% and 9.9%, respectively, compared with the second quarter of 2011 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“While we are pleased with the performance of each of our business units during the quarter, our financial results were adversely affected by foreign currency exchange, general economic conditions and a difficult prior-year comparison related to increased sales from the biennial IDS trade show last year.  Despite these factors we are pleased to affirm our financial guidance for 2012,” commented Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “In recent weeks we completed a number of strategic acquisitions in our Global Dental, Animal Health and Medical businesses that further our strategic priority of global growth in important market segments and new geographies.  Through these transactions we are able to reach more practitioners with more products and services than ever before.”
Global Dental sales of $1.2 billion declined 1.3%, consisting of 2.6% growth in local currencies and a 3.9% decline related to foreign currency exchange.  In local currencies, internally generated sales

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increased 2.1% and acquisition growth was 0.5%.  The 2.1% internal growth in local currencies included 3.2% growth in North America and 0.5% International growth.
“North America Dental growth is highlighted by the strongest equipment sales growth in eight quarters.  We believe that we continued to gain market share in our global dental business,” commented Mr. Bergman.  “Dental specialty markets are important components of our growth strategy, and we recently strengthened our global orthodontics business with the acquisition of Ortho Technology.  We also acquired Accord, which establishes our presence in Thailand and can serve as an anchor for further expansion into Southeast Asia.”
Global Animal Health sales of $586.3 million increased 11.4%, including 14.9% growth in local currencies and a 3.5% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 8.7% and acquisition growth was 6.2%.  The 8.7% internal growth in local currencies included 14.2% growth in North America and 3.4% International growth.
“Our Animal Health business continued to make impressive gains in market share, in particular in North America,” commented Mr. Bergman.  “During the second quarter we completed our acquisition of AUV Veterinary Services.  This transaction brings us a leading presence in the Netherlands and Belgium, and advances our Pan-European strategy of providing animal health practitioners across the continent with the products and services needed to operate more efficient practices and deliver high-quality care.”
Global Medical sales of $361.1 million increased 5.9%, including 6.6% growth in local currencies, all internally generated, and a 0.7% decline related to foreign currency exchange.  The 6.6% internal growth in local currencies included 7.2% growth in North America and a 2.2% decline in International.
“More than 90% of our global Medical sales are from North America, and our continued impressive growth in that region was largely due to increased penetration of integrated delivery networks, larger group practices and ambulatory surgery centers, as well as solid growth in sales of pharmaceutical products and medical equipment,” remarked Mr. Bergman.  “Our acquisition of Modern Laboratory Services last month reflects our commitment to the clinical laboratory market and strengthens our position in the Western U.S., which is an area of exciting growth for us.”
Global Technology and Value-Added Services sales of $68.2 million increased 9.8%, including 10.6% growth in local currencies and a 0.8% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 8.6% and acquisition growth was 2.0%.  The 8.6% internal growth in local currencies included 9.0% growth in North America and 6.2% International growth.
“Solid Technology and Value-Added Services internal sales were bolstered by strategic acquisitions.  More than 85% of revenue from this business is derived from North America, and quarterly

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results included particular strength in recurring revenue streams on both the technology and financial services sides of the business,” explained Mr. Bergman.

Stock Repurchase Plan
The Company announced that it repurchased approximately 1.6 million shares of its common stock during the second quarter at an average price of $75.09 per share, or approximately $118.3 million.  The impact of the repurchase of shares on second quarter diluted EPS was less than $0.01.  At the close of the second quarter, Henry Schein had $143.1 million authorized for future repurchases of its common stock.

Year-to-Date Results
For the first half of 2012, net sales of $4.3 billion increased 5.4% compared with the first half of 2011.  This increase includes 7.4% growth in local currencies and a 2.0% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 6.2% and acquisition growth was 1.2%.
Net income attributable to Henry Schein, Inc. for the first half of 2012 was $178.8 million or $1.98 per diluted share.  Excluding restructuring costs of $15.2 million pre-tax or $0.12 per diluted share, net income attributable to Henry Schein, Inc. for the first half of 2012 was $189.4 million or $2.09 per diluted share, an increase of 10.8% and 14.2%, respectively, compared with the first half of 2011 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2012 EPS Guidance
Henry Schein today affirmed 2012 financial guidance, as follows:

•	For 2012 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $4.30 to $4.40, which represents growth of 8% to 11% compared with 2011 results.
•	The Company notes that the 2012 fiscal year includes one less week than 2011.
•	Guidance for 2012 diluted EPS attributable to Henry Schein, Inc. excludes restructuring costs.
•
Guidance for 2012 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

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Second Quarter Conference Call Webcast
The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. is the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs nearly 15,000 Team Schein Members and serves approximately 775,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 26 countries.  The Company’s sales reached a record $8.5 billion in 2011, and have grown at a compound annual rate of 18 percent since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein Web site at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

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Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our international operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:         Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 25,	June 30,	June 25,
	2012	2011	2012	2011

Net sales	$2,201,452	$2,130,640	$4,300,471	$4,078,401
Cost of sales	1,577,057	1,518,416	3,065,497	2,900,355
Gross profit	624,395	612,224	1,234,974	1,178,046
Operating expenses:
Selling, general and administrative	466,333	461,009	931,785	902,531
Restructuring costs	3,360	-	15,192	-
Operating income	154,702	151,215	287,997	275,515
Other income (expense):
Interest income	3,609	4,192	6,939	8,125
Interest expense	(7,711)	(7,902)	(15,351)	(15,987)
Other, net	830	758	1,355	1,081
Income before taxes and equity in earnings
of affiliates	151,430	148,263	280,940	268,734
Income taxes	(47,201)	(47,340)	(89,041)	(86,493)
Equity in earnings of affiliates	3,073	4,133	4,464	5,786
Net income	107,302	105,056	196,363	188,027
Less: Net income attributable to noncontrolling interests	(9,216)	(10,581)	(17,525)	(17,057)
Net income attributable to Henry Schein, Inc.	$98,086	$94,475	$178,838	$170,970

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.11	$1.04	$2.03	$1.88
Diluted	$1.08	$1.01	$1.98	$1.83

Weighted-average common shares outstanding:
Basic	88,490	90,766	88,161	90,710
Diluted	90,553	93,446	90,431	93,330

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87,896	$147,284
Accounts receivable, net of reserves of $63,988 and $65,853	972,292	888,248
Inventories, net	976,996	947,849
Deferred income taxes	60,693	54,970
Prepaid expenses and other	233,267	234,157
Total current assets	2,331,144	2,272,508
Property and equipment, net	255,715	262,088
Goodwill	1,523,446	1,497,108
Other intangibles, net	425,038	409,612
Investments and other	299,913	298,828
Total assets	$4,835,256	$4,740,144

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$619,936	$621,468
Bank credit lines	83,454	55,014
Current maturities of long-term debt	17,129	22,819
Accrued expenses:
Payroll and related	179,186	191,173
Taxes	126,703	121,234
Other	257,046	259,932
Total current liabilities	1,283,454	1,271,640
Long-term debt	434,417	363,524
Deferred income taxes	185,247	188,739
Other liabilities	82,980	80,568
Total liabilities	1,986,098	1,904,471

Redeemable noncontrolling interests	359,114	402,050
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
88,904,637 outstanding on June 30, 2012 and
89,928,082 outstanding on December 31, 2011	889	899
Additional paid-in capital	398,819	401,262
Retained earnings	2,076,060	2,007,477
Accumulated other comprehensive income	12,880	22,584
Total Henry Schein, Inc. stockholders' equity	2,488,648	2,432,222
Noncontrolling interests	1,396	1,401
Total stockholders' equity	2,490,044	2,433,623
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,835,256	$4,740,144

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 25,	June 30,	June 25,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$107,302	$105,056	$196,363	$188,027
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	30,969	29,121	61,389	57,469
Stock-based compensation expense	11,295	9,615	20,049	17,960
Provision for losses on trade and other accounts receivable	1,493	994	2,637	2,722
Provision for (benefit from) deferred income taxes	467	(3,493)	(7,715)	(10,265)
Equity in earnings of affiliates	(3,073)	(4,133)	(4,464)	(5,786)
Distributions from equity affiliates	2,683	731	6,007	1,180
Other	958	(39)	3,859	2,242
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,896)	(20,892)	(59,329)	(9,902)
Inventories	1,192	10,846	(11,340)	3,902
Other current assets	(20,482)	(9,969)	(8,078)	(11,100)
Accounts payable and accrued expenses	47,590	20,161	(69,485)	(49,977)
Net cash provided by operating activities	178,498	137,998	129,893	186,472

Cash flows from investing activities:
Purchases of fixed assets	(9,149)	(10,306)	(21,372)	(20,764)
Payments for equity investments and business
acquisitions, net of cash acquired	(101,368)	(10,022)	(120,348)	(143,636)
Proceeds from sales of available-for-sale securities	2,875	50	4,025	2,150
Other	(2,334)	1,382	(4,385)	1,897
Net cash used in investing activities	(109,976)	(18,896)	(142,080)	(160,353)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	76,400	(47,989)	26,384	7,671
Proceeds from issuance of long-term debt	50	101	100,050	3,101
Debt issuance costs	(213)	(2,745)	(213)	(2,847)
Principal payments for long-term debt	(24,725)	(22,390)	(35,375)	(23,916)
Proceeds from issuance of stock upon exercise of stock options	10,676	9,124	40,715	27,938
Payments for repurchases of common stock	(118,326)	(5,000)	(156,891)	(32,098)
Excess tax benefits related to stock-based compensation	1,503	1,055	10,051	6,852
Distributions to noncontrolling shareholders	(6,514)	(5,355)	(8,595)	(6,417)
Acquisition of noncontrolling interests in subsidiaries	(13,647)	(3,000)	(20,013)	(3,366)
Other	-	-	-	(90)
Net cash used in financing activities	(74,796)	(76,199)	(43,887)	(23,172)

Net change in cash and cash equivalents	(6,274)	42,903	(56,074)	2,947
Effect of exchange rate changes on cash and cash equivalents	(7,643)	2,174	(3,314)	8,494
Cash and cash equivalents, beginning of period	101,813	116,712	147,284	150,348
Cash and cash equivalents, end of period	$87,896	$161,789	$87,896	$161,789

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD

Henry Schein, Inc.
2012 Second Quarter
Sales Growth Rate Summary
(unaudited)

Q2 2012 over Q2 2011

Global	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	4.6%	2.1%	8.7%	6.6%	8.6%

Acquisitions	1.9%	0.5%	6.2%	0.0%	2.0%

Local Currency Sales Growth	6.5%	2.6%	14.9%	6.6%	10.6%

Foreign Currency Exchange	-3.2%	-3.9%	-3.5%	-0.7%	-0.8%

Total Sales Growth	3.3%	-1.3%	11.4%	5.9%	9.8%

North America	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	6.5%	3.2%	14.2%	7.2%	9.0%

Acquisitions	0.3%	0.6%	0.0%	0.0%	0.0%

Local Currency Sales Growth	6.8%	3.8%	14.2%	7.2%	9.0%

Foreign Currency Exchange	-0.3%	-0.5%	0.0%	0.0%	-0.2%

Total Sales Growth	6.5%	3.3%	14.2%	7.2%	8.8%

International	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	1.5%	0.5%	3.4%	-2.2%	6.2%

Acquisitions	4.5%	0.3%	12.2%	0.0%	14.9%

Local Currency Sales Growth	6.0%	0.8%	15.6%	-2.2%	21.1%

Foreign Currency Exchange	-8.2%	-8.8%	-7.0%	-9.5%	-5.1%

Total Sales Growth	-2.2%	-8.0%	8.6%	-11.7%	16.0%

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Exhibit A - YTD

Henry Schein, Inc.
2012 Second Quarter Year to Date
Sales Growth Rate Summary
(unaudited)

Q2 2012 YTD over Q2 2011 YTD

Global	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	6.2%	4.1%	11.5%	5.1%	8.8%

Acquisitions	1.2%	0.4%	3.6%	0.3%	3.1%

Local Currency Sales Growth	7.4%	4.5%	15.1%	5.4%	11.9%

Foreign Currency Exchange	-2.0%	-2.5%	-1.9%	-0.4%	-0.5%

Total Sales Growth	5.4%	2.0%	13.2%	5.0%	11.4%

North America	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	6.5%	3.8%	14.9%	5.2%	9.4%

Acquisitions	0.4%	0.5%	0.0%	0.4%	2.3%

Local Currency Sales Growth	6.9%	4.3%	14.9%	5.6%	11.7%

Foreign Currency Exchange	-0.2%	-0.4%	0.0%	0.0%	-0.1%

Total Sales Growth	6.7%	3.9%	14.9%	5.6%	11.6%

International	Consolidated	Dental	Animal Health	Medical	Technology/ VAS

Local Internal Sales Growth	5.6%	4.5%	8.1%	2.5%	5.2%

Acquisitions	2.8%	0.4%	7.2%	0.0%	7.5%

Local Currency Sales Growth	8.4%	4.9%	15.3%	2.5%	12.7%

Foreign Currency Exchange	-5.2%	-5.9%	-3.8%	-6.6%	-2.7%

Total Sales Growth	3.2%	-1.0%	11.5%	-4.1%	10.0%

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Exhibit B

Henry Schein, Inc.
2012 Second Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Second Quarter			YTD
			%			%
	2012	2011	Growth	2012	2011	Growth
From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$98,086	$94,475	3.8%	$178,838	$170,970	4.6%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.08	$1.01	6.9%	$1.98	$1.83	8.2%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$2,236	$-		$10,537	$-
Net Income attributable to Henry Schein, Inc.	$2,236	$0		$10,537	$0
Diluted EPS from Net Income attributable to Henry Schein, Inc.	$0.03	$0.00		$0.12	$0.00

Adjusted Results From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$100,322	$94,475	6.2%	$189,375	$170,970	10.8%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.11	$1.01	9.9%	$2.09	$1.83	14.2%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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